UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 1, 2002


                           CROSSMANN COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)



            Indiana                      33-68396                35-1880120
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


             9210 North Meridian Street
               Indianapolis, Indiana                           46260
          (Address of principal executive offices)           (Zip Code)


     Registrant's telephone number, including area code: (317) 843-9514

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ITEM 5.  OTHER EVENTS

     On January 29, 2002, Crossmann Communities, Inc., an Indiana corporation ("Crossmann"), Beazer Homes USA, Inc., a Delaware corporation ("Beazer"), and Beazer Homes Investment Corp., a Delaware corporation and a wholly-owned subsidiary of Beazer ("Beazer Investment"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, subject to the terms and conditions set forth therein, Crossmann will merge with and into Beazer
Investment  and  Beazer  Investment  will  be  the  surviving  corporation  (the
"Merger").

     At the Effective Time (as defined in the Merger Agreement) of the Merger, each share of common stock, no par value, of Crossmann (the "Crossmann Common Stock") (other than shares held in Crossmann's treasury, shares held by any of Crossmann's direct or indirect wholly-owned subsidiaries and shares held by Beazer, Beazer Investment or any other subsidiary of Beazer) will be converted into the right to receive $17.60 in cash and shares of Beazer common stock, par value $0.01 per share (the "Beazer Common Stock"), subject to the rights of the Crossmann shareholders to elect to receive the merger consideration in all cash or all stock (subject to certain limitations set forth in the Merger Agreement). The exact number of shares of Beazer Common Stock Crossmann's shareholders will receive will be based upon the average trading price of Beazer Common Stock for the 15 trading day period ending at the close of trading on the date that is three days prior to the meeting of Crossmann's shareholders to vote upon the Merger Agreement (the "Stock Value").

     Subject to the adjustments, elections and limitations described in the Merger Agreement, the following number of shares of Beazer Common Stock to be issued for each share of Crossmann Common Stock will be adjusted based upon changes in the Stock Value as set forth below:


                                             Number of Shares of Beazer Common
        Stock Value                        Stock Issued for Each Crossmann Share
        -----------                        -------------------------------------

Equal to or greater than $68.54 and
equal to or less than $80.45                  0.3544

Between $61.46 and $68.54                     $24.29 divided by the Stock Value

Between $80.45 and $93.13                     $28.51 divided by the Stock Value

Equal to or less than $61.46                  0.3952

Equal to or greater than $93.13               0.3061


     In addition, if the Stock Value is less than $52.15, and Beazer so elects, Beazer will be entitled to adjust the cash and stock to be received by Crossmann's shareholders from $17.60 in cash and 0.3952 shares of Beazer Common Stock, in its discretion, so that the amount of cash and Beazer Common Stock (valued at the Stock Value) to be received by Crossmann's shareholders will not be less than $38.21 per share of Crossmann Common Stock.


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

     Consummation of the Merger is subject to certain conditions set forth in the Merger Agreement, including receipt of approval by the respective shareholders of Crossmann and Beazer. In connection with the execution of the Merger Agreement, certain record and beneficial owners of Crossmann Common Stock (the "Shareholders") entered into voting agreements with Beazer. Pursuant to those agreements, the Shareholders agreed to vote approximately 30% of the outstanding Crossmann Common Stock in favor of approval of the Merger and the Merger Agreement.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement set forth in Exhibit 2.1. A joint press release announcing the Merger was issued on January 30, 2002. A copy of the text of the press release is attached hereto as Exhibit 99.1(a).

     Also attached is a copy of the text of the press release issued by Crossmann on January 30, 2002, regarding earnings as of December 31, 2001. A copy of the text of the press release is attached hereto as Exhibit 99.1(b).


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed as a part of this report:

     (a) Not Applicable

     (b) Not Applicable

     (c) Exhibits

          2.1 Agreement and Plan of Merger, dated as of January 29, 2002, among Beazer Homes USA, Inc., Beazer Homes Investment Corp. and Crossmann Communities, Inc. (schedules and exhibits omitted).

          99.1 (a) Joint Press Release dated January 30, 2002.

               (b)  Press Release dated January 30, 2002.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CROSSMANN COMMUNITIES, INC.
                                 (Registrant)


Date: February 1, 2002            By:  /s/ Jennifer A. Holihen
                                       -----------------------------------------
                                       Jennifer A. Holihen, Chief Financial
                                         Officer, Secretary and Treasurer


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